Exhibit 23.1

Consent of Dixon Odom PLLC, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Plan of North State Bancorp of our report dated March 4, 2003, included in the Annual Report of North State Bank for the year ended December 31, 2002.

/s/    DIXON ODOM PLLC

Sanford, North Carolina

July 24, 2003